UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016
Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant's telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2016, Atlanticus Holdings Corporation (the “Company”) and certain of its subsidiaries (the “Subsidiary Guarantors”) entered into the Second Amendment to Loan and Security Agreement (the “Amendment”) with respect to the Loan and Security Agreement, dated November 26, 2014 (the “Original Agreement”) and as amended by the First Amendment to Loan and Security Agreement dated as of November 23, 2015 (the “First Amendment”), among the Company, the Subsidiary Guarantors and Dove Ventures, LLC, a Nevada limited liability company (“Dove”).

The Amendment extended the termination date of the $40.0 million term loan provided under the First Amendment from November 22, 2016 to November 22, 2017. The foregoing description is a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016. For more information regarding the Original Agreement, see the Form 8-K filed by the Company with the SEC on December 2, 2014 and the copy of the Original Agreement filed with the SEC as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. For more information regarding the First Amendment, see the Form 8-K filed by the Company with the SEC on November 30, 2015.

Dove is a limited liability company owned by three trusts. David G. Hanna is the sole shareholder and the President of the corporation that serves as the sole trustee of one of the trusts, and David G. Hanna and members of his immediate family are the beneficiaries of this trust. Frank J. Hanna, III is the sole shareholder and the President of the corporation that serves as the sole trustee of the other two trusts, and Frank J. Hanna, III and members of his immediate family are the beneficiaries of these other two trusts.

David G. Hanna is the Chief Executive Officer and Chairman of the Board of the Company. David G. Hanna possesses the power to vote and dispose of the shares of Common Stock held by a limited liability company that is one of the two largest shareholders of the Company, and Frank J. Hanna, III possesses the power to vote and dispose of the shares of Common Stock held by another limited liability company that is also one of the two largest shareholders of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: November 29, 2016	By:	/s/ William R. McCamey
		Name:	William R. McCamey
		Title:	Chief Financial Officer